Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, March 1, 2023 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Total quarterly revenues increased 19.7% year-over-year from Q4 '21

•Total annual revenues increased 25.8% year-over-year from 2021

•Annual Recurring Revenue (ARR)(1) grew to $111.4 million - a 26.4% increase from $88.2 million reported in Q4 '21
New Hartford, NY- March 1, 2023 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for its fourth quarter and for the year ended December 31, 2022.

Summary of Fiscal 2022 Fourth Quarter
•Revenues were reported at $97.7 million for the fourth quarter of 2022, a 19.7% or $16.1 million increase compared to $81.6 million for the same period in 2021.
•Net loss for the fourth quarter of 2022 was $13.5 million, or $0.50 net loss per share, compared to a net loss of $25.6 million, or $0.95 net loss per share reported for the same period in 2021.
•EBITDA for the fourth quarter of 2022 was a loss of $4.6 million compared to a loss of $10.8 million for the same period in 2021.
•Adjusted EBITDA for the fourth quarter of 2022 was a loss of $2.8 million compared to Adjusted EBITDA loss of $4.9 million for the same period in 2021.
•Adjusted net loss for the fourth quarter of 2022 was $7.0 million, or $0.26 adjusted diluted net loss per share, compared to an adjusted net loss of $9.8 million, or $0.36 adjusted diluted net loss per share, for the same period in 2021.

Summary of Full Year Financial Results
•Revenues were reported at $355.8 million for the year ended December 31, 2022, an increase of 25.8% or $72.9 million when compared to $282.9 million for the same period in 2021.
•Net loss for the year ended December 31, 2022 was $69.3 million, or $2.55 net loss per share, compared to a net loss of $75.8 million, or $3.02 net loss per share reported for the same period in 2021.
•EBITDA for the year ended December 31, 2022 was a loss of $33.2 million compared to an EBITDA loss of $45.7 million for the same period in 2021.
•Adjusted EBITDA for the year ended December 31, 2022 was a loss of $18.8 million compared to an Adjusted EBITDA loss of $17.8 million for the same period in 2021.
•Adjusted net loss for the year ended December 31, 2022 was $35.9 million, or $1.32 adjusted diluted net loss per share, compared to an adjusted net loss of $35.8 million, or $1.43 adjusted diluted net loss per share, for the same period in 2021.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below

The Company's key performance indicators ARR and Active Sites(1) are grouped into three categories: Guest Engagement (Punchh and MENU), Operator Solutions (Brink POS, PAR Pay, and PAR Payment Services), and Back Office (Data Central).

Highlights of Guest Engagement – Fourth Quarter 2022(1):

•ARR at end of Q4 '22 totaled $58.9 million
•New store Activations in Q4 '22 totaled approximately 2,800 sites
•Active Sites as of December 31, 2022 totaled approximately 69.9 thousand restaurants

Highlights of Operator Solutions – Fourth Quarter 2022(1):

•ARR at end of Q4 '22 totaled $41.6 million
•New store Activations in Q4 '22 totaled approximately 1,200 sites
•Bookings in Q4 '22 totaled approximately 1,600 sites
•Active Sites as of December 31, 2022 totaled approximately 19.5 thousand restaurants

Highlights of Back Office – Fourth Quarter 2022(1):

•ARR at end of Q4 '22 totaled $10.9 million
•New store Activations in Q4 '22 totaled approximately 350 sites
•Active Sites as of December 31, 2022 totaled approximately 7.0 thousand restaurants

PAR Technology CEO, Savneet Singh commented, "We are pleased to have finished the year with positive momentum and believe our strong results and achievements in a macro challenged environment reflects the successful execution of our growth strategy. We have delivered strong year-over-year growth from our unified experience offerings as our customers continue to embrace the idea of a unified partner to help align their data and drive real ROI. We expect to continue to scale our subscription revenues for enterprise restaurants in 2023, while simultaneously maintaining operating expenses at current levels demonstrating strong operating leverage."

Earnings Conference Call.

There will be a conference call at 9:00 a.m. (Eastern) on March 1, 2023, during which the Company’s management will discuss the financial results for the fourth quarter and year ended December 31, 2022. To participate on the conference call, please register in advance via the link provided at https://www.partech.com/investor-relations/. After registering, a confirmation email will be sent including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the entire call we suggest registering at least 10 minutes before the start of the call. The conference call will also be webcast live. To access the webcast, please visit https://www.partech.com/investor-relations/; a recording of the webcast will be available on the site after the event.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE Symbol: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant point-of-sale, loyalty, payments, digital ordering and back-office software solutions as well as industry leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram. Additionally, the Company's Environmental, Social, and Governance report can be found at https://www.partech.com/company/ESG.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this Annual Report as we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this presentation is as of December 31, 2022.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions, related software support, and transaction-based payment processing services. We calculate ARR by annualizing the monthly subscription service revenue for all Active Sites as of the last day of each month for the respective reporting period.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of customers that have initiated use of our subscription services. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation take place.

“Booking” is a customer purchase order for subscription services; upon PAR's acceptance, the customer is obligated to purchase the subscription service and pay PAR for the subscription services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

Trademarks.

“PAR®,” “Brink POS®,” “Punchh®,” “MENUTM,” “Data Central®,” "PAR® Pay”, “PAR® Payment Services” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include the impact of COVID-19 on our business, financial condition, and operating results, including actions taken by governmental authorities (including COVID-19 quarantines and lockdowns), businesses and individuals in response; unfavorable macroeconomic conditions, such as recession or slowed economic growth, increased interest rates, inflation, and a decline in consumer confidence and discretionary spending; geopolitical events, such as the Russia-Ukraine war and escalating tensions between China and Taiwan; the competitive marketplace for talent and its impact on employee recruitment and retention; component shortages, inventory management, and/or manufacturing disruptions and logistics challenges; and the other factors, risks, trends and uncertainties discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

Assets	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$70,328	$188,419
Cash held on behalf of customers	7,205	—
Short-term investments	40,290	—
Accounts receivable, net	59,960	49,978
Inventories, net	37,594	35,078
Other current assets	8,572	9,532
Total current assets	223,949	283,007
Property, plant and equipment, net	12,961	13,709
Goodwill	486,762	457,306
Intangible assets, net	111,097	118,763
Lease right-of-use assets	4,061	4,348
Other assets	16,028	11,016
Total Assets	$854,858	$888,149

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$705
Accounts payable	23,283	20,845
Accrued salaries and benefits	18,936	17,265
Accrued expenses	6,531	5,042
Customers payable	7,205	—
Lease liabilities – current portion	1,307	2,266
Customer deposits and deferred service revenue	10,562	14,394
Total current liabilities	67,824	60,517
Lease liabilities, net of current portion	2,868	2,440
Long-term debt	389,192	305,845
Deferred service revenue – noncurrent	5,125	7,597
Other long-term liabilities	14,655	7,405
Total liabilities	479,664	383,804
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 58,000,000 shares authorized; 28,589,567 and 28,094,333 shares issued, 27,319,045 and 26,924,397 outstanding at December 31, 2022 and December 31, 2021, respectively	570	562
Additional paid in capital	595,286	640,937
Accumulated deficit	(205,204)	(122,505)
Accumulated other comprehensive loss	(1,365)	(3,704)
Treasury stock, at cost, 1,270,522 and 1,181,449 shares at December 31, 2022 and December 31, 2021, respectively	(14,093)	(10,945)
Total shareholders’ equity	375,194	504,345
Total Liabilities and Shareholders’ Equity	$854,858	$888,149

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues, net:
Hardware	$29,590	$32,228	$114,410	$105,014
Subscription service	27,908	18,981	97,499	62,649
Professional service	13,479	11,613	50,438	42,688
Contract	26,673	18,777	93,448	72,525
Total revenues, net	97,650	81,599	355,795	282,876
Costs of sales:
Hardware	22,558	24,683	92,224	80,841
Subscription service	13,092	10,716	47,424	38,651
Professional service	10,333	10,083	40,982	34,575
Contract	25,516	17,513	85,872	66,688
Total cost of sales	71,499	62,995	266,502	220,755
Gross margin	26,151	18,604	89,293	62,121
Operating expenses:
Selling, general and administrative	25,910	24,853	101,219	83,998
Research and development	14,858	10,005	48,643	34,579
Amortization of identifiable intangible assets	464	522	1,863	1,825
Adjustment to contingent consideration liability	(4,400)	—	(4,400)	—
Gain on insurance proceeds	—	—	—	(4,400)
Total operating expenses	36,832	35,380	147,325	116,002
Operating loss	(10,681)	(16,776)	(58,032)	(53,881)
Other (expense) income, net	(420)	(348)	(1,224)	(1,279)
Loss on extinguishment debt	—	—	—	(11,916)
Interest expense, net	(1,757)	(5,644)	(8,811)	(18,147)
Loss before benefit from income taxes	(12,858)	(22,768)	(68,067)	(85,223)
(Provision for) benefit from income taxes	(623)	(2,871)	(1,252)	9,424
Net loss	$(13,481)	$(25,639)	$(69,319)	$(75,799)
Net loss per share (basic and diluted)	$(0.50)	$(0.95)	$(2.55)	$(3.02)
Weighted average shares outstanding (basic and diluted)	27,118	26,878	27,152	25,088

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the eight trailing quarters indicated (in thousands):

Segment Revenue by Product Line

	2022				2021
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$29,590	$31,343	$28,390	$25,073	$32,228	$30,291	$23,939	$18,556
Subscription service	27,908	25,170	23,150	21,285	18,981	18,834	16,393	8,441
Professional service	13,479	11,840	12,631	12,488	11,613	10,696	10,792	9,587
Total Restaurant/Retail	$70,977	$68,353	$64,171	$58,846	$62,822	$59,821	$51,124	$36,584

Government
Mission systems	$8,678	$8,982	$8,883	$8,915	$9,861	$9,619	$9,284	$9,547
Intelligence, surveillance, and reconnaissance solutions	17,394	14,710	11,747	12,290	8,482	8,237	8,338	8,131
Commercial software	601	722	292	234	434	183	204	205
Total Government	$26,673	$24,414	$20,922	$21,439	$18,777	$18,039	$17,826	$17,883

Total Revenue	$97,650	$92,767	$85,093	$80,285	$81,599	$77,860	$68,950	$54,467

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, the non-GAAP financial measures set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s unaudited interim condensed consolidated financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition expenses, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance; and adjusted net loss/adjusted diluted net loss per share represents the exclusion of amortization of acquired intangible assets, certain non-cash and non-recurring charges, including stock-based compensation, acquisition expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that these financial measures provide supplemental information that may be useful to investors in evaluating the Company's core business operating results and comparing such results to other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the reconciliations to the most directly comparable GAAP measures provided in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss, as well as diluted loss per share and adjusted diluted loss per share.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended December 31,
	2022	2021
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
Net loss	$(13,481)	$(25,639)
Benefit from income taxes	623	2,871
Interest expense	1,757	5,644
Depreciation and amortization	6,502	6,352
EBITDA	$(4,599)	$(10,772)
Stock-based compensation expense (1)	3,169	5,259
Contingent consideration (2)	(4,400)	—
Litigation expense (3)	525	190
Acquisition costs (4)	215	86
Severance (5)	525	—
Impairment loss (6)	1,301	—
Other expense – net (7)	420	348
Adjusted EBITDA	$(2,844)	$(4,889)

1	Adjustments reflect total stock-based compensation expense of $3.2 million and $5.3 million for the three months ended December 31, 2022 and 2021, respectively.
2	Adjustment reflects a non-cash change to the fair market value of the contingent consideration liability related to the acquisition of MENU Technologies AG ("MENU Acquisition").
3	Adjustment reflects settlement expenses for legal matters of $0.5 million and $0.2 million for the three months ended December 31, 2022 and 2021, respectively.
4
Adjustment reflects acquisition expenses of $0.2 million related to the MENU Acquisition and $0.1 million related to the acquisition of Punchh Inc. (“Punchh Acquisition”) during the three months ended December 31, 2022 and 2021, respectively.

5
Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.5 million for the three months ended December 31, 2022.

6
Adjustment reflects impairment loss included in research and development expense of $1.3 million related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.

7	Adjustment reflects foreign currency transaction gains and losses and rental income and losses which are recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended December 31,
	2022		2021
Reconciliation of Net Loss/Diluted Loss per Share to Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(13,481)	$(0.50)	$(25,639)	$(0.95)
Benefit from income taxes (1)	—	—	2,105	0.08
Non-cash interest expense (2)	513	0.02	3,685	0.14
Acquired intangible assets amortization (3)	4,170	0.15	4,171	0.16
Stock-based compensation expense (4)	3,169	0.12	5,259	0.20
Litigation expense (5)	525	0.02	190	0.01
Acquisition costs (6)	215	0.01	86	—
Contingent consideration (7)	(4,400)	(0.16)	—	—
Severance (8)	525	0.02	—	—
Impairment loss (9)	1,301	0.05	—	—
Other expense – net (10)	420	0.02	348	0.01
Adjusted net loss/adjusted diluted loss per share	$(7,043)	$(0.26)	$(9,795)	$(0.36)

Weighted average common shares outstanding	27,118		26,878

1	Adjustment reflects an adjustment of the Company's deferred taxed asset valuation allowance of $2.1 million primarily related to the Punchh Acquisition for the three months ended December 31, 2021. The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2
Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 4.500% Convertible Senior Notes due 2024 (the "2024 Notes"), 2.875% Convertible Senior Notes due 2026 (the "2026 Notes"), and the 1.500% Convertible Senior Notes due 2027 (the “2027 Notes”, and together with the 2024 Notes and the 2026 Notes, the “Senior Notes”) of $0.5 million and $3.7 million for the three months ended December 31, 2022 and 2021, respectively.

3	Adjustment amortization expense of acquired developed technology within gross margin of $3.7 million and $3.7 million for the three months ended December 31, 2022 and 2021, respectively; and amortization expense of acquired intangible assets of $0.5 million and $0.5 million for the three months ended December 31, 2022 and 2021, respectively.
4	Adjustments reflect total stock-based compensation expense of $3.2 million and $5.3 million for the three months ended December 31, 2022 and 2021, respectively.
5	Adjustment reflects settlement expenses for legal matters of $0.5 million and $0.2 million for the three months ended December 31, 2022 and 2021, respectively.
6
Adjustment reflects acquisition expenses of $0.2 million related to the MENU Acquisition and $0.1 million related to the Punchh Acquisition during the three months ended December 31, 2022 and 2021, respectively.

7	Adjustment reflects a non-cash change to the fair market value of the contingent consideration liability related to the MENU Acquisition.
8
Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.5 million for the three months ended December 31, 2022.

9
Adjustment reflects impairment loss included in research and development expense of $1.3 million related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.

10	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Year Ended December 31,
	2022	2021	2020
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
Net loss	$(69,319)	$(75,799)	$(36,562)
Provision for (benefit from) income taxes	1,252	(9,424)	(2,986)
Interest expense	8,811	18,147	8,287
Depreciation and amortization	26,095	21,421	10,097
EBITDA	$(33,161)	$(45,655)	$(21,164)
Stock-based compensation expense (1)	13,426	14,615	4,251
Regulatory matters (2)	415	50	126
Contingent consideration (3)	(4,400)	—	(3,340)
Litigation expense (4)	525	790	—
Acquisition costs (5)	1,300	3,612	—
Gain on insurance proceeds (6)	—	(4,400)	—
Severance (7)	525	—	359
Loss on extinguishment of debt (8)	—	11,916	8,123
Impairment loss (9)	1,301	—	—
Other expense – net (10)	1,224	1,279	(808)
Adjusted EBITDA	$(18,845)	$(17,793)	$(12,453)

1	Adjustments reflect total stock-based compensation expense for the years ended December 31, 2022, 2021 and 2020 of $13.4 million, $14.6 million and $4.3 million respectively.
2	Adjustment reflects non-recurring expenses related to our efforts to resolve regulatory matters of $0.4 million for the year ended December 31, 2022, and $0.1 million for the each of the years ended December 31, 2021 and 2020.
3	Adjustments reflect non-cash changes to the fair market value of the contingent consideration liability of $4.4 million related to the MENU Acquisition and $3.3 million related to the acquisition of AccSys, LLC (the "Data Central Acquisition") as of the years ended December 31, 2022 and 2020, respectively.
4	Adjustment reflects settlement expenses for legal matters of $0.5 million and $0.8 million for the years ended December 31, 2022 and 2021, respectively.
5	Adjustment reflects the expenses incurred in the MENU Acquisition of $1.3 million and Punchh Acquisition of $3.6 million for the years ended December 31, 2022 and 2021, respectively.
6	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the year ended December 31, 2021.
7	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.5 million and $0.4 million for the years ended December 31, 2022 and 2020, respectively.
8	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the extinguishment of our $180.0 million term loan (the "Owl Rock Term Loan") during the year ended December 31, 2021, and $8.1 million related to the repurchase of approximately $66.3 million of the 2024 Notes for the year ended December 31, 2020.
9	Adjustment reflects impairment loss included in research and development expense of $1.3 million related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.
10	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Year Ended December 31,
	2022		2021		2020
Reconciliation of adjusted net loss/diluted loss per share:
Net loss / diluted earnings per share	$(69,319)	$(2.55)	$(75,799)	$(3.02)	$(36,562)	$(1.92)
Provision for (benefit from) income taxes (1)	—	—	(10,417)	(0.42)	(3,265)	(0.17)
Non-cash interest expense (2)	1,997	0.07	8,727	0.35	4,355	0.23
Acquired intangible assets amortization (3)	17,111	0.63	13,802	0.55	4,558	0.24
Stock-based compensation expense (4)	13,426	0.49	14,615	0.58	4,251	0.22
Regulatory matters (5)	415	0.02	50	—	126	0.01
Contingent consideration (6)	(4,400)	(0.16)	—	—	(3,340)	(0.18)
Litigation expense (7)	525	0.02	790	0.03	—	—
Acquisition costs (8)	1,300	0.05	3,612	0.14	—	—
Gain on insurance proceeds (9)	—	—	(4,400)	(0.18)	—	—
Severance (10)	525	0.02	—	—	359	0.02
Loss on extinguishment of debt (11)	—	—	11,916	0.47	8,123	0.43
Impairment loss (12)	1,301	0.05	—	—	—	—
Other expense – net (13)	1,224	0.05	1,279	0.05	(808)	(0.04)
Adjusted net loss/diluted loss per share	$(35,895)	$(1.32)	$(35,825)	$(1.43)	$(22,203)	$(1.17)

Weighted average common shares outstanding	27,152		25,088		19,014

1
Adjustment reflects a partial release of our deferred tax asset valuation allowance of $10.4 million related to the Punchh Acquisition for the year ended December 31, 2021; and a reduction to the benefit of income taxes of $3.3 million for the year ended December 31, 2020 related to the issuance of the 2026 Notes and partial repurchase of the 2024 Notes. The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the Senior Notes and the Owl Rock Term Loan of $2.0 million, $8.7 million, and $4.4 million for the years ended December 31, 2022, 2021, and 2020, respectively.
3	Adjustment reflects amortization expense of acquired developed technology within gross margin of $15.2 million, $12.0 million, and $3.5 million for the years ended December 31, 2022, 2021, and 2020, respectively; and amortization expense of acquired intangible assets of $1.9 million, $1.8 million, and $1.1 million for the years ended December 31, 2022, 2021, and 2020, respectively.
4	Adjustments reflect total stock-based compensation expense for the years ended December 31, 2022, 2021 and 2020 of $13.4 million, $14.6 million and $4.3 million respectively.
5	Adjustment reflects non-recurring expenses related to our efforts to resolve a regulatory matters of $0.4 million for the year ended December 31, 2022 and $0.1 million for each of the years ended December 31, 2021 and 2020.
6	Adjustments reflect non-cash changes to the fair market value of the contingent consideration liability of $4.4 million related to the MENU Acquisition and $3.3 million related to the Data Central Acquisition as of the years ended December 31, 2022 and 2020, respectively.
7	Adjustment reflects settlement expenses for legal matters of $0.5 million and $0.8 million for the years ended December 31, 2022 and 2021, respectively.
8	Adjustment reflects the expenses incurred in the MENU Acquisition of $1.3 million and Punchh Acquisition of $3.6 million for the years ended December 31, 2022 and 2021, respectively.
9	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the year ended December 31, 2021.
10	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.5 million and $0.4 million for the years ended December 31, 2022 and 2020, respectively.
11	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the repayment of the Owl Rock Term Loan during the year ended December 31, 2021, and $8.1 million to the repurchase of approximately $66.3 million of the 2024 Notes for the year ended December 31, 2020.
12	Adjustment reflects impairment loss included in research and development expense of $1.3 million related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.
13	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.